Amendment to License Agreement
This Amendment to License Agreement (“Amendment”) is entered into as of this 8th day of May, 2008 (the “Effective Date”) by and between Blanchard Education, LLC, a California Limited Liability Corporation, including all of its offices, divisions, successors and assigns (“Blanchard Education”), and Grand Canyon Education, Inc., a Delaware corporation formerly known as Significant Education, Inc. (“GCEI”). Within this Amendment, Blanchard Education and GCEI may be referred to individually as a “Party” or collectively as the “Parties”.
RECITALS
WHEREAS, Blanchard Education and GCEI are parties to a License Agreement, dated as of June 30, 2004, as amended (the “License Agreement”); and
WHEREAS, the Parties desire to make the following amendments to the License Agreement.
NOW, THEREFORE, in considerations for the mutual promises contained here, and for other good and valuable consideration, the Parties agree as follows:
AGREEMENT
1.       Amendment to Section 18. Section 18 of the License Agreement is hereby amended by deleting the heading and text of such Section in its entirety and replacing it with the following:
“18.	EQUITY INTEREST IN GCEI
In addition to the above Tuition Royalty, GCEI agrees to issue to Blanchard Education, as of the date of the date of this Amendment, 200 shares of its common stock representing, as of the date of this Amendment, 1.2% of the outstanding shares of common stock of GCEI calculated on an as converted basis.”
2.       Amendment to Section 26. Section 26 of the License Agreement is hereby amended by adding the following sentence to the end of the existing text of said Section:
“Anything in the foregoing to the contrary notwithstanding, GCEI may disclose information concerning the rights conveyed by this Agreement, its contents and such other information concerning GCEI if and to the extent required by applicable law, including in connection with any filings made by GCEI with the Securities and Exchange Commission or any national securities exchange upon which the stock of GCEI may be listed.”
3.       Full Force and Effect. Except as provided above, the License Agreement shall remain in full force and effect.
4.	Counterparts.
This Amendment may be executed in one or more counterpart copies, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

IN WITNESS WHEREOF, the Parties duly authorized representatives identified below have executed and delivered this Amendment as of the date first set forth above.

For: BLANCHARD EDUCATION, LLC		For: GRAND CANYON EDUCATION, INC.

By:	/s/ Tom McKee	By:	/s/ Brent Richardson

	Tom McKee, Managing Director		Brent Richardson, CEO

Date:	May 8, 2008	Date:	May 8, 2008

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